          EXHIBIT 4.3

        CERTIFICATE NO.     -   -
                         -----------------

FOR                      (    )
    --------------------------------------
          SHARES OF
          COMMON STOCK

Issued to:
           -------------------------------

------------------------------------------
Date:
      ------------------------------------

       FROM WHOM TRANSFERRED:

Dated:
       -----------------------------------
No. Original Certificate:
                          ----------------
No. Original Shares:
                     ---------------------
No. of Shares Transferred:
                           ---------------
RECEIVED CERTIFICATE NO.: ________________

FOR      SHARES OF COMMON

STOCK this ___ day of _____________, ____.



By
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                                [EAGLE GRAPHIC]


                                 COMMON STOCK
                          MILLER EXPLORATION COMPANY
Certificate                                                          Shares
**      **                                                          **     **

             INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

  THIS IS TO CERTIFY THAT ________________________ is the owner of _________
(___) fully paid and non-assessable shares of Common Stock, $.01 par value, of

                          MILLER EXPLORATION COMPANY

transferable only by the holder in person or by duly authorized attorney, upon surrender of this certificate properly endorsed.

  The Corporation will furnish to a stockholder upon request and without charge a full statement of the designation, relative rights, preferences and limitations of the shares of each class of capital stock of the Corporation authorized for issuance, as well as the designation, relative rights, preferences and limitations of each series of any class of capital stock so far as the same may have been prescribed and the authority of the board to designate and prescribe the relative rights, preferences and limitations of other series. The shares represented hereby are issued and shall be subject to all the provisions of the Certificate of Incorporation and Bylaws of the Corporation, and all amendments thereto, to all of which the holder by acceptance hereof assents.

   WITNESS the seal of the Corporation and the signatures of its duly authorized officers.

Dated: _____________, 1997


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President                                 Secretary